Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-36981, No. 33-91196, No. 333-60665, No. 333-69042, No. 333-128363, No. 333-128364, No. 333-148502, No. 333-184202, No. 333-191077, No. 333-201997 and No. 333-206123 of our report dated May 29, 2015, relating to the financial statements of Orbital ATK, Inc., appearing in this Annual Report on Form 10-K of Orbital ATK, Inc. for the period ended December 31, 2015.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 15, 2016